     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1996
                                               REGISTRATION NO. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                            ORCHARD SUPPLY HARDWARE
                               STORES CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                           95-4214109
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)         Identification No.)

                                6450 Via Del Oro
                           San Jose, California 95119
   (Address, including zip code, of registrant's principal executive offices)
                           ----------------------

                   Orchard Supply Hardware Stores Corporation
                       1993 Stock Option Plan, as amended

                   Orchard Supply Hardware Stores Corporation
                 1996 Non-Employee Directors Stock Option Plan
                           (Full title of the plans)
                            -----------------------

                               STEPHEN M. HILBERG
                            Chief Financial Officer
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION
                                6450 Via Del Oro
                           San Jose, California 95119
          (Name and address, including zip code, of agent for service)
                            -----------------------


                                   Copies to:
                            ROGER H. LUSTBERG, ESQ.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                         Los Angeles, California  90071



                        CALCULATION OF REGISTRATION FEE

 ================================================================================================
                                                PROPOSED            PROPOSED
                                  AMOUNT         MAXIMUM             MAXIMUM          AMOUNT OF
     TITLE OF SECURITIES          TO BE      OFFERING PRICE         AGGREGATE        REGISTRATION
      TO BE REGISTERED          REGISTERED   PER SHARE/(1)/    OFFERING PRICE/(1)/       FEE
- -------------------------------------------------------------------------------------------------
Common Stock ($.01                 575,000
 par value per share)              shares    $26.8125/$31.35        $15,439,875.00      $5,324.09

=================================================================================================

/(1)/ Pursuant to Rule 457(h), the offering price for 5,000 shares to which options were granted is the exercise price of $31.35. For the remaining 570,000 shares, the offering price is estimated solely for the purpose of calculating the remainder of the registration fee, based on the average of the high and low sales prices for the Company's Common Stock as reported on the New York Stock Exchange on June 14, 1996.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed by Orchard Supply Hardware Stores Corporation (the "Company") with the Securities and Exchange Commission, as noted below, are incorporated by reference into this Registration Statement:

      (1) Annual Report on Form 10-K for the fiscal year ended January 28, 1996;

      (2) Quarterly Report on Form 10-Q for the quarter ended April 28, 1996;

      (3) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated March 26, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


 ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation, Los Angeles, California. Principals and employees of Riordan & McKinzie are limited partners in FS Equity Partners II, L.P., a California limited partnership, and FS Equity Partners III, L.P., a Delaware limited partnership, stockholders of the Company.


 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is a Delaware corporation. Article VI of the Company's Bylaws provides that the Company may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

      Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

      Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

      Article Ninth of the Company's Certificate of Incorporation currently provides that each Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived an improper benefit.

      The Company has entered into indemnity agreements with each of its Directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as Directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or Directors of the Company.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

 ITEM 8.  EXHIBITS.

           4.1 Certificate of Incorporation of the Company, as amended to date. (Incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1994.)

           4.2 Bylaws of the Company, as amended to date. (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-51437.)

           5.1* Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.

          23.1* Consent of Riordan & McKinzie - contained in the opinion filed as Exhibit 5.1.

          23.2*   Consent of Arthur Andersen LLP

          24.1 Powers of Attorney of Messrs. Jenkins, Hilberg, Seda, Culver, Figel, Godlas, Hall, Simmons and Spogli (included on pages II-4 and II-5 hereto).

- -------------------------
 *Filed with this registration statement.

 ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, were applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of June, 1996.

                                     Orchard Supply Hardware Stores Corporation


                                     By:  /s/ Stephen M. Hilberg
                                          ----------------------------------
                                          Stephen M. Hilberg
                                          Vice President-Finance
                                          and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maynard Jenkins, Stephen M. Hilberg, Matt L. Figel and J. Frederick Simmons, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                        Date
          ---------                          -----                        ----
/s/ Maynard Jenkins            President, Chief Executive Officer      June 18, 1996
- ---------------------------    and Director (Principal Executive
    Maynard Jenkins            Officer)



/s/ Stephen M. Hilberg         Vice President--Finance, Chief          June 18, 1996
- ---------------------------    Financial Officer and Director
    Stephen M. Hilberg         (Principal Financial Officer)



/s/ Michael Seda               Controller (Principal Accounting        June 18, 1996
- ---------------------------    Officer)
    Michael Seda


/s/ Mac Allen Culver           Director                                June 18, 1996
 --------------------------
    Mac Allen Culver


/s/ Matt L. Figel              Director                                June 18, 1996
 --------------------------
    Matt L. Figel

          Signature                          Title                        Date
          ---------                          -----                        ----
/s/ Morton Godlas
- ------------------------                   Director                  June 18, 1996
    Morton Godlas


/s/ William A. Hall                        Director                  June 18, 1996
- ------------------------
    William A. Hall

/s/ J. Frederick Simmons                   Director                  June 18, 1996
- ------------------------
    J. Frederick Simmons

/s/ Ronald P. Spogli                       Director                  June 18, 1996
- ------------------------
    Ronald P. Spogli
